Articles of Amendment
to
Articles of Incorporation
of

Eurosport Active World Corp

(**Name of Corporation as currently filed with the Florida Dept. of State**)

P07000131615

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Energy And Water Development Corp

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

444 BRICKELL AVE, Suite 51270
MIAMI, FL 33131

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

444 BRICKELL AVE, Suite 51270
MIAMI, FL 33131

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ALTON NORTH AMERICA INC.

444 BRICKELL AVE, #705
(Florida street address)

New Registered Office Address: MIAMI, Florida 33131
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing